Exhibit 99.1

Contact:	Stephen Farber
Executive Vice President, Chief Financial Officer
(502) 596-2525

KINDRED HEALTHCARE ANNOUNCES SECOND QUARTER 2014 RESULTS

Core Diluted EPS from Continuing Operations Increased 26% to $0.34(1)

Strong Start to the Year Continues with 7% Growth in Both Consolidated Revenues and Core Operating Income

GAAP EPS Loss from Continuing Operations Totaled $0.48, Due to Pretax Charges of $0.83 per Diluted Share Related to Debt Refinancing, Restructuring, Litigation and Transaction Costs

Affirms 2014 Earnings Guidance and Adjusts Share Count to Reflect Recent Equity Offering

LOUISVILLE, Ky. (August 6, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2014.

The Company has classified as discontinued for all periods presented the operations of three transitional care (“TC”) hospitals and two nursing centers that were either closed or divested in the second quarter. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Second Quarter Highlights:

•	Consolidated revenues and core operating income both increased 7% from the same period last year primarily resulting from improved hospital volumes, a strong rebound in the Company’s Care Management division operations, growth from acquisitions and solid cost controls throughout the Company

•	Strong hospital division results with 3.1% same-store admissions growth, 1.8% revenue growth per patient day and 1.3% growth in core operating costs per patient day

•	RehabCare division achieved sequential core operating income growth and margin improvement from 11.6% in the first quarter of 2014 to 12.3% in the second quarter of 2014

•	Nursing center division core operating income increased 11.3% primarily due to growth in revenues and operating margins were significantly improved due to ongoing repositioning and cost control initiatives

•	Care Management division delivered 66% revenue growth and core operating income that doubled compared to the same period last year

•	Recapitalization of the Company completed:

•	Divested 55 of 59 nursing centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR) as of August 1

•	$2.25 billion refinancing of the Company’s secured and unsecured debt on April 9 lowers borrowing costs, extends debt maturities and reduces interest rate risk

•	Recent common stock equity offering of 9.7 million shares generated $221 million in net proceeds used to repay the Company’s revolving credit facility

•	Board of Directors declared regular quarterly cash dividend of $0.12 per share payable on September 10, 2014

(1)	See reconciliation of core results to GAAP results on page 19.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

Second Quarter Results

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2014 increased 7% to $1.3 billion compared to $1.2 billion in the same period of 2013, primarily due to improved hospital volumes, a strong rebound in the Care Management division’s operations and growth from acquisitions. Kindred reported a loss from continuing operations for the second quarter of 2014 of $25.9 million or $0.48 per diluted share compared to income from continuing operations of $13.6 million or $0.25 per diluted share in the second quarter of 2013. Second quarter 2014 operating results included pretax charges of $70.9 million ($44.6 million net of income taxes) or $0.83 per diluted share related to debt refinancing, restructuring, litigation and transaction costs. Without these items, diluted earnings per share from continuing operations increased 26% to $0.34. Operating results for the second quarter of 2013 included pretax charges of $1.5 million ($0.9 million net of income taxes) or $0.02 per diluted share related to debt refinancing and transaction costs.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, commented, “We are very pleased with our operating and financial results for the second quarter of 2014, which reflects our progress delivering on our promise to provide hope, healing and recovery to the patients we serve. More specifically, in the first half of this year, we saw continued improvement in employee engagement and reduced turnover, and improving quality measures, clinical outcomes and patient satisfaction in all of our business segments. We are also pleased to reaffirm our earnings guidance for the year, which reflects the change in share count from our recent equity offering, as we achieved revenue and core operating income growth of 7% year-over-year, respectively. We made progress on a number of internal and external growth initiatives during the quarter enhancing our Integrated Care Market capabilities, particularly in home health and hospice services. We continue to evaluate a robust pipeline of external opportunities to deploy our financial resources, industry leading infrastructure and management capabilities as we move forward with the growth phase of our strategic plan. Overall, we remain committed to further improving our patient’s experience and the long-term growth, profitability and financial position of the Company.”

Benjamin A. Breier, President and Chief Operating Officer of the Company, said, “Same-store hospital admissions increased 3.1% in the second quarter representing our first quarterly admissions increase since the third quarter of 2012 and our hospital core operating margin improved to 21.7% in the second quarter of 2014 from 21.3% in the same period a year ago. Our RehabCare division also continues to make great progress, as evidenced by our sequential operating income growth and margin improvement, despite Medicare reimbursement pricing pressures. In addition, we have added 57 net new skilled nursing rehabilitation sites of service during the year. Our efforts to reshape our nursing center division continue to pay off as we achieved a significant improvement in operating margins in the second quarter. We are developing three additional transitional care centers in Indianapolis, Phoenix and Las Vegas, which will add to the momentum in this division.”

Mr. Breier added, “Our Care Management division continues to make improvements in our home health and hospice operations, including enhancing our team, processes and technology, and we expect to apply these capabilities across a larger platform over time. In addition, our recently announced acquisition of the Silver State Accountable Care Organization (“ACO”) in Las Vegas is a very exciting transaction for Kindred, and the partnership marks our first ownership and direct management of an ACO anywhere in the country.”

Stephen D. Farber, Executive Vice President, Chief Financial Officer, commented, “We are pleased to have completed a major recapitalization of the Company with both a $2.25 billion debt refinancing in the second quarter and a 9.7 million share equity offering in the second and third quarters. The equity offering raised $221 million in proceeds that the Company has initially used to reduce its revolving credit facility, which helped to increase our available

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

borrowing capacity under our revolver to approximately $652 million as of June 30, 2014. These transactions significantly improve our financial position, provide additional financial flexibility and reduce interest expense. Our current outstanding share count is 64.6 million shares and for generally accepted accounting principles (“GAAP”) purposes, on a weighted average basis, we expect our 2014 third and fourth quarters diluted shares used to compute earnings per share to approximate 63.0 million shares and on an annual basis for 2014, 58.3 million shares.”

Earnings Guidance – Continuing Operations

Kindred today affirmed its previous guidance for income from continuing operations for 2014 of between $58 million and $68 million. The Company noted that its earnings guidance for 2014 continues to be based on the same assumptions initially disclosed and there has been no change in its earnings guidance. The affirmed guidance for 2014 reflects an increased share count from the recent equity offering of 9.7 million shares of common stock. Under Kindred’s current diluted share count of 58.3 million outstanding shares following the recent equity offering, income from continuing operations for 2014 equates to $0.96 to $1.14 per diluted share. Under Kindred’s diluted share count of 53.2 million outstanding shares prior to the equity offering, the same assumptions for income from continuing operations for 2014 of $58 million to $68 million equated to $1.05 to $1.25 per diluted share.

The Company revised its operating cash flow guidance range of $245 million to $275 million to a revised range of $200 million to $230 million. This update reflects growth in accounts receivable, increased cash settlements of certain previously-accrued balance sheet liabilities, and other cash flow items.

The Company maintained its expectation of $100 million to $105 million for routine capital expenditures and for timing reasons reduced its anticipated 2014 cash outflows for development of new or replacement facilities by $5 million to approximately $15 million to $20 million. With these items, the Company expects its 2014 operating cash flows in excess of routine and development capital spending to approximate $85 million to $105 million, which will be available to fund acquisitions, repay debt and pay dividends. Estimated dividend payments for 2014 are expected to approximate $29 million, an increase of approximately $3 million from the previous guidance due to the issuance of 9.7 million additional common shares in the Company’s recently completed equity offering.

While Kindred does not typically provide quarterly guidance, given the many new shareholders of Kindred the Company notes that from a seasonal trending perspective, the third quarter is historically the slowest volumes and earnings quarter, and is typically followed by a stronger fourth quarter. For the third quarter of 2014, the Company expects diluted earnings per share from continuing operations to approximate $0.05 to $0.15. This compares to diluted earnings per share from continuing operations of $0.10 for the third quarter of 2013, excluding certain disclosed items and adjusted on a pro forma basis to include the incremental 9.7 million shares from the Company’s recently completed equity offering.

Please note the Company’s earnings and cash flow guidance for 2014 excludes the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, litigation costs, transaction costs, any further acquisitions or divestitures, any impairment charges, and any repurchases of common stock.

Quarterly Cash Dividend

The Company also announced that its Board of Directors has approved the payment of the regular quarterly cash dividend to its shareholders of $0.12 per common share to be paid on September 10, 2014 to shareholders of record as of the close of business on August 20, 2014. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

Conference Call

As previously announced, investors and the general public may access a live webcast of the second quarter 2014 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on August 7 at 10:00 a.m. (Eastern Time). The Conference call webcast will feature accompanying slides, which can be accessed through the Investor Relations section of the Company’s website.

A telephone replay of the conference call will become available at approximately 1:00 p.m. on August 7 by dialing (719) 457-0820, access code: 7592071. The replay will be available through August 17.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the potential acquisition of Gentiva Health Services, Inc. (“Gentiva”) (NASDAQ:GTIV) (including financing of the proposed transaction and the benefits, results, effects and timing of such transaction), and the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may,” “potential” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the Company’s ability to adjust to the new patient criteria for long-term acute care (“LTAC”) hospitals under the Pathway for SGR Reform Act of 2013, which will reduce the population of patients eligible for the Company’s hospital services and change the basis upon which the Company is paid, (c) the impact of the final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (d) the impact of the final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (e) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013, (f) the costs of defending and insuring against alleged professional liability and other claims and investigations (including those related to pending

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

investigations and whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims and investigations, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (g) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce its Medicare revenues by $25 million to $30 million on an annual basis, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) the ability of the Company’s hospitals and nursing centers to adjust to medical necessity reviews, (k) the impact of the Company’s significant level of indebtedness on its funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (v) national, regional and industry-specific economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in the last three fiscal years, (aa) changes in GAAP and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), (bb) the Company’s ability to maintain an effective system of internal control over financial reporting, (cc) the Company’s ability to realize the anticipated operating and financial synergies from the potential acquisition of Gentiva, (dd) the uncertainties as to whether Gentiva or any other companies that the Company may acquire will have the accretive effect on the Company’s earnings or cash flows that are expected, and (ee) the outcome of the potential acquisition of Gentiva, including the Company’s ability to realize the strategic rationale behind the Gentiva acquisition.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and six months ended June 30, 2014 and 2013 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

Also in this release, the Company provides the financial measure of free cash flows excluding certain items. The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by (used in) operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by (used in) operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of net cash flows provided by (used in) operating activities to free cash flows excluding certain items is included in this press release.

The Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 63,000 employees in 47 states. At June 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,353 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 98 nursing centers, 21 sub-acute units, 153 Kindred at Home hospice, home health and non-medical home care locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,875 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$1,275,964	$1,191,030	$2,562,706	$2,450,464

Income (loss) from continuing operations	$(21,065)	$13,729	$921	$24,603
Discontinued operations, net of income taxes:
Loss from operations	(8,153)	(1,050)	(14,654)	(6,426)
Loss on divestiture of operations	(2,018)	(10,852)	(5,024)	(12,877)

Loss from discontinued operations	(10,171)	(11,902)	(19,678)	(19,303)

Net income (loss)	(31,236)	1,827	(18,757)	5,300
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(4,828)	(116)	(9,357)	(583)
Discontinued operations	253	34	323	85

	(4,575)	(82)	(9,034)	(498)

Income (loss) attributable to Kindred	$(35,811)	$1,745	$(27,791)	$4,802

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(25,893)	$13,613	$(8,436)	$24,020
Loss from discontinued operations	(9,918)	(11,868)	(19,355)	(19,218)

Net income (loss)	$(35,811)	$1,745	$(27,791)	$4,802

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.48)	$0.25	$(0.16)	$0.45
Discontinued operations:
Loss from operations	(0.15)	(0.02)	(0.27)	(0.12)
Loss on divestiture of operations	(0.04)	(0.20)	(0.09)	(0.24)

Loss from discontinued operations	(0.19)	(0.22)	(0.36)	(0.36)

Net income (loss)	$(0.67)	$0.03	$(0.52)	$0.09

Diluted:
Income (loss) from continuing operations	$(0.48)	$0.25	$(0.16)	$0.45
Discontinued operations:
Loss from operations	(0.15)	(0.02)	(0.27)	(0.12)
Loss on divestiture of operations	(0.04)	(0.20)	(0.09)	(0.24)

Loss from discontinued operations	(0.19)	(0.22)	(0.36)	(0.36)

Net income (loss)	$(0.67)	$0.03	$(0.52)	$0.09

Shares used in computing earnings (loss) per common share:
Basic	53,714	52,265	53,180	52,164
Diluted	53,714	52,284	53,180	52,184
Cash dividends declared and paid per common share	$0.12	$—	$0.24	$—

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$1,275,964	$1,191,030	$2,562,706	$2,450,464

Salaries, wages and benefits	770,321	715,619	1,544,133	1,497,484
Supplies	80,794	80,603	162,782	164,749
Rent	80,209	77,324	161,257	153,843
Other operating expenses	261,418	227,981	511,022	458,656
Other income	(154)	(26)	(388)	(1,035)
Impairment charges	—	438	—	625
Depreciation and amortization	39,442	38,554	78,779	80,152
Interest expense	80,530	29,074	106,329	57,233
Investment income	(2,449)	(1,474)	(2,632)	(1,559)

	1,310,111	1,168,093	2,561,282	2,410,148

Income (loss) from continuing operations before income taxes	(34,147)	22,937	1,424	40,316
Provision (benefit) for income taxes	(13,082)	9,208	503	15,713

Income (loss) from continuing operations	(21,065)	13,729	921	24,603
Discontinued operations, net of income taxes:
Loss from operations	(8,153)	(1,050)	(14,654)	(6,426)
Loss on divestiture of operations	(2,018)	(10,852)	(5,024)	(12,877)

Loss from discontinued operations	(10,171)	(11,902)	(19,678)	(19,303)

Net income (loss)	(31,236)	1,827	(18,757)	5,300
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(4,828)	(116)	(9,357)	(583)
Discontinued operations	253	34	323	85

	(4,575)	(82)	(9,034)	(498)

Income (loss) attributable to Kindred	$(35,811)	$1,745	$(27,791)	$4,802

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(25,893)	$13,613	$(8,436)	$24,020
Loss from discontinued operations	(9,918)	(11,868)	(19,355)	(19,218)

Net income (loss)	$(35,811)	$1,745	$(27,791)	$4,802

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.48)	$0.25	$(0.16)	$0.45
Discontinued operations:
Loss from operations	(0.15)	(0.02)	(0.27)	(0.12)
Loss on divestiture of operations	(0.04)	(0.20)	(0.09)	(0.24)

Loss from discontinued operations	(0.19)	(0.22)	(0.36)	(0.36)

Net income (loss)	$(0.67)	$0.03	$(0.52)	$0.09

Diluted:
Income (loss) from continuing operations	$(0.48)	$0.25	$(0.16)	$0.45
Discontinued operations:
Loss from operations	(0.15)	(0.02)	(0.27)	(0.12)
Loss on divestiture of operations	(0.04)	(0.20)	(0.09)	(0.24)

Loss from discontinued operations	(0.19)	(0.22)	(0.36)	(0.36)

Net income (loss)	$(0.67)	$0.03	$(0.52)	$0.09

Shares used in computing earnings (loss) per common share:
Basic	53,714	52,265	53,180	52,164
Diluted	53,714	52,284	53,180	52,184
Cash dividends declared and paid per common share	$0.12	$—	$0.24	$—

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$45,416	$35,972
Cash—restricted	3,490	3,713
Insurance subsidiary investments	93,527	96,295
Accounts receivable less allowance for loss	1,006,963	916,529
Inventories	25,660	25,780
Deferred tax assets	39,658	37,920
Income taxes	50,812	36,846
Other	38,651	43,673

	1,304,177	1,196,728
Property and equipment	1,942,214	1,906,366
Accumulated depreciation	(1,024,411)	(979,791)

	917,803	926,575
Goodwill	994,854	992,102
Intangible assets less accumulated amortization	411,260	423,303
Assets held for sale	8,435	20,978
Insurance subsidiary investments	160,565	149,094
Deferred tax assets	—	17,043
Other	235,716	220,046

Total assets	$4,032,810	$3,945,869

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$162,040	$181,772
Salaries, wages and other compensation	346,318	361,192
Due to third party payors	18,413	33,747
Professional liability risks	69,657	60,993
Other accrued liabilities	135,420	146,495
Long-term debt due within one year	10,233	8,222

	742,081	792,421
Long-term debt	1,530,340	1,579,391
Professional liability risks	243,536	246,230
Deferred tax liabilities	5,286	—
Deferred credits and other liabilities	215,855	206,611
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 63,784 shares—June 30, 2014 and 54,165 shares—December 31, 2013	15,946	13,541
Capital in excess of par value	1,346,561	1,146,193
Accumulated other comprehensive loss	(2,299)	(252)
Accumulated deficit	(107,327)	(76,825)

	1,252,881	1,082,657
Noncontrolling interests	42,831	38,559

Total equity	1,295,712	1,121,216

Total liabilities and equity	$4,032,810	$3,945,869

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$(31,236)	$1,827	$(18,757)	$5,300
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	40,922	46,960	82,226	99,914
Amortization of stock-based compensation costs	6,378	3,840	8,963	6,088
Amortization of deferred financing costs	16,832	4,407	19,229	7,020
Payment of capitalized lender fees related to debt issuance	(19,125)	(1,600)	(19,125)	(1,600)
Provision for doubtful accounts	12,133	10,071	20,893	21,337
Deferred income taxes	17,528	(24,977)	21,503	(25,321)
Impairment charges	220	646	664	1,082
Loss on divestiture of discontinued operations	2,018	10,852	5,024	12,877
Other	70	(1,284)	2,114	(864)
Change in operating assets and liabilities:
Accounts receivable	(41,066)	48,294	(112,895)	(19,117)
Inventories and other assets	(3,769)	4,747	(9,987)	(3,400)
Accounts payable	(5,425)	(3,288)	(18,877)	(19,078)
Income taxes	(40,476)	10,025	(11,063)	22,700
Due to third party payors	(12,354)	(8,187)	(14,367)	(9,215)
Other accrued liabilities	7,387	(48,699)	(21,262)	(19,256)

Net cash provided by (used in) operating activities	(49,963)	53,634	(65,717)	78,467

Cash flows from investing activities:
Routine capital expenditures	(24,485)	(17,430)	(46,162)	(39,800)
Development capital expenditures	(372)	(5,086)	(1,123)	(7,474)
Acquisitions, net of cash acquired	(1,383)	(26,933)	(24,098)	(26,933)
Sale of assets	8,927	7,243	13,961	12,303
Purchase of insurance subsidiary investments	(13,179)	(11,759)	(23,293)	(22,595)
Sale of insurance subsidiary investments	17,758	15,526	26,520	25,528
Net change in insurance subsidiary cash and cash equivalents	(4,957)	(9,782)	(11,556)	(42,878)
Change in other investments	70	39	710	358
Other	17	(77)	(534)	(221)

Net cash used in investing activities	(17,604)	(48,259)	(65,575)	(101,712)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	648,315	377,900	1,157,015	861,400
Repayment of borrowings under revolving credit	(943,715)	(385,200)	(1,369,515)	(844,400)
Proceeds from issuance of senior unsecured notes	500,000	—	500,000	—
Proceeds from issuance of term loan, net of discount	997,500	—	997,500	—
Repayment of senior unsecured notes	(550,000)	—	(550,000)	—
Repayment of term loan	(781,594)	(1,969)	(783,563)	(3,969)
Repayment of other long-term debt	(67)	(91)	(157)	(757)
Payment of deferred financing costs	(2,378)	(455)	(2,648)	(657)
Equity offering, net of offering costs	203,977	—	203,977	—
Issuance of common stock in connection with employee benefit plans	883	203	4,687	207
Dividends paid	(6,572)	—	(13,086)	—
Distributions to noncontrolling interests	(2,662)	(1,019)	(5,595)	(1,510)
Other	248	19	2,121	351

Net cash provided by (used in) financing activities	63,935	(10,612)	140,736	10,665

Change in cash and cash equivalents	(3,632)	(5,237)	9,444	(12,580)
Cash and cash equivalents at beginning of period	49,048	42,664	35,972	50,007

Cash and cash equivalents at end of period	$45,416	$37,427	$45,416	$37,427

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$1,259,434	$1,191,030	$1,175,445	$1,209,676	$1,286,742	$1,275,964

Salaries, wages and benefits	781,865	715,619	718,227	738,952	773,812	770,321
Supplies	84,146	80,603	79,498	78,694	81,988	80,794
Rent	76,519	77,324	76,762	80,921	81,048	80,209
Other operating expenses	230,675	227,981	261,842	245,262	249,604	261,418
Other (income) expense	(1,009)	(26)	51	(458)	(234)	(154)
Impairment charges	187	438	441	76,127	—	—
Depreciation and amortization	41,598	38,554	36,507	37,547	39,337	39,442
Interest expense	28,159	29,074	25,624	25,152	25,799	80,530
Investment income	(85)	(1,474)	(1,235)	(1,252)	(183)	(2,449)

	1,242,055	1,168,093	1,197,717	1,280,945	1,251,171	1,310,111

Income (loss) from continuing operations before income taxes	17,379	22,937	(22,272)	(71,269)	35,571	(34,147)
Provision (benefit) for income taxes	6,505	9,208	(6,510)	(20,522)	13,585	(13,082)

Income (loss) from continuing operations	10,874	13,729	(15,762)	(50,747)	21,986	(21,065)
Discontinued operations, net of income taxes:
Loss from operations	(5,376)	(1,050)	(25,466)	(7,150)	(6,501)	(8,153)
Loss on divestiture of operations	(2,025)	(10,852)	(65,016)	(5,994)	(3,006)	(2,018)

Loss from discontinued operations	(7,401)	(11,902)	(90,482)	(13,144)	(9,507)	(10,171)

Net income (loss)	3,473	1,827	(106,244)	(63,891)	12,479	(31,236)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(467)	(116)	(841)	(2,466)	(4,529)	(4,828)
Discontinued operations	51	34	87	61	70	253

	(416)	(82)	(754)	(2,405)	(4,459)	(4,575)

Income (loss) attributable to Kindred	$3,057	$1,745	$(106,998)	$(66,296)	$8,020	$(35,811)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$10,407	$13,613	$(16,603)	$(53,213)	$17,457	$(25,893)
Loss from discontinued operations	(7,350)	(11,868)	(90,395)	(13,083)	(9,437)	(9,918)

Net income (loss)	$3,057	$1,745	$(106,998)	$(66,296)	$8,020	$(35,811)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.02)	$0.32	$(0.48)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)	(0.11)	(0.15)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(0.06)	(0.04)

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)	(0.17)	(0.19)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$0.15	$(0.67)

Diluted:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.02)	$0.32	$(0.48)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)	(0.11)	(0.15)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(0.06)	(0.04)

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)	(0.17)	(0.19)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$0.15	$(0.67)

Shares used in computing earnings (loss) per common share:
Basic	52,062	52,265	52,323	52,344	52,641	53,714
Diluted	52,083	52,284	52,323	52,344	52,711	53,714

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$657,814	$606,604	$594,154	$606,988	$646,458	$632,156
Nursing center division	270,205	264,847	265,696	270,080	277,902	280,255
Rehabilitation division:
Skilled nursing rehabilitation services	258,750	249,647	245,330	243,280	254,255	253,989
Hospital rehabilitation services	74,523	69,777	68,296	74,017	73,964	75,324

	333,273	319,424	313,626	317,297	328,219	329,313

Care management division	51,621	53,039	53,801	66,466	87,704	87,986

	1,312,913	1,243,914	1,227,277	1,260,831	1,340,283	1,329,710
Eliminations:
Skilled nursing rehabilitation services	(28,657)	(28,660)	(28,151)	(28,157)	(29,646)	(30,031)
Hospital rehabilitation services	(23,609)	(23,223)	(22,520)	(22,123)	(23,233)	(22,855)
Nursing centers	(1,213)	(1,001)	(1,161)	(875)	(662)	(860)

	(53,479)	(52,884)	(51,832)	(51,155)	(53,541)	(53,746)

	$1,259,434	$1,191,030	$1,175,445	$1,209,676	$1,286,742	$1,275,964

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$147,493	$129,366	$112,483	$126,788	$145,395	$132,878	(a)
Nursing center division	29,145	36,018	31,505	35,585	38,471	36,880	(b)
Rehabilitation division:
Skilled nursing rehabilitation services	13,239	21,623	(7,209)	14,260	18,328	19,982	(b)
Hospital rehabilitation services	18,132	19,573	18,215	18,005	19,820	20,084	(b)

	31,371	41,196	11,006	32,265	38,148	40,066

Care management division	2,786	3,961	1,085	2,131	4,697	7,065	(b)
Corporate:
Overhead	(45,585)	(43,196)	(39,157)	(48,557)	(44,050)	(48,365	) (b)
Insurance subsidiary	(509)	(384)	(482)	(539)	(406)	(443)

	(46,094)	(43,580)	(39,639)	(49,096)	(44,456)	(48,808)
Impairment charges	(187)	(438)	(441)	(76,127)	—	—
Transaction costs	(944)	(108)	(613)	(447)	(683)	(4,496)

Operating income	163,570	166,415	115,386	71,099	181,572	163,585
Rent	(76,519)	(77,324)	(76,762)	(80,921)	(81,048)	(80,209	) (c)
Depreciation and amortization	(41,598)	(38,554)	(36,507)	(37,547)	(39,337)	(39,442)
Interest, net	(28,074)	(27,600)	(24,389)	(23,900)	(25,616)	(78,081	) (d)

Income (loss) from continuing operations before income taxes	17,379	22,937	(22,272)	(71,269)	35,571	(34,147)
Provision (benefit) for income taxes	6,505	9,208	(6,510)	(20,522)	13,585	(13,082)

	$10,874	$13,729	$(15,762)	$(50,747)	$21,986	$(21,065)

(a)	Includes litigation costs of $4.6 million.
(b)	Includes severance and other costs related to restructuring activities of $4.9 million (nursing center division—$3.2 million, rehabilitation division—$0.3 million (skilled nursing rehabilitation services—$0.2 million and hospital rehabilitation services—$0.1 million), care management division—$0.8 million and corporate—$0.6 million).
(c)	Includes lease cancellation charges of $0.3 million incurred in connection with restructuring activities.
(d)	Includes $56.6 million of charges associated with debt refinancing.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Three months ended June 30, 2014
		Nursing	Rehabilitation division			Care
	Hospital	center	Skilled nursing	Hospital		management	Corporate	Transaction
	division (a)	division (b,c)	services (b)	services (b)	Total	division (b)	(b,d)	costs	Eliminations	Consolidated
Revenues	$632,156	$280,255	$253,989	$75,324	$329,313	$87,986	$—	$—	$(53,746)	$1,275,964

Salaries, wages and benefits	271,092	128,641	223,907	50,303	274,210	66,804	29,813	—	(239)	770,321
Supplies	66,509	10,559	680	32	712	2,833	181	—	—	80,794
Rent	52,526	23,856	1,067	22	1,089	2,177	561	—	—	80,209
Other operating expenses	161,722	104,317	9,406	4,899	14,305	11,281	18,804	4,496	(53,507)	261,418
Other (income) expense	(45)	(142)	14	6	20	3	10	—	—	(154)
Depreciation and amortization	17,008	7,686	2,885	2,488	5,373	2,139	7,236	—	—	39,442
Interest expense	187	7	51	—	51	12	80,273	—	—	80,530
Investment income	(16)	(10)	(225)	—	(225)	(1)	(2,197)	—	—	(2,449)

	568,983	274,914	237,785	57,750	295,535	85,248	134,681	4,496	(53,746)	1,310,111

Income (loss) from continuing operations before income taxes	$63,173	$5,341	$16,204	$17,574	$33,778	$2,738	$(134,681)	$(4,496)	$—	(34,147)

Income tax benefit										(13,082)

Loss from continuing operations										$(21,065)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$8,225	$5,163	$593	$44	$637	$168	$10,292	$—	$—	$24,485
Development	51	321	—	—	—	—	—	—	—	372

	$8,276	$5,484	$593	$44	$637	$168	$10,292	$—	$—	$24,857

	Three months ended June 30, 2013
		Nursing	Rehabilitation division			Care
	Hospital	center	Skilled nursing	Hospital		management		Transaction
	division	division	services	services	Total	division	Corporate (e)	costs	Eliminations	Consolidated
Revenues	$606,604	$264,847	$249,647	$69,777	$319,424	$53,039	$—	$—	$(52,884)	$1,191,030

Salaries, wages and benefits	261,362	123,242	219,874	46,236	266,110	39,730	25,242	—	(67)	715,619
Supplies	64,737	12,568	785	30	815	2,325	158	—	—	80,603
Rent	50,221	24,104	1,197	19	1,216	1,155	628	—	—	77,324
Other operating expenses	150,959	93,274	7,326	3,930	11,256	7,023	18,178	108	(52,817)	227,981
Other (income) expense	180	(255)	39	8	47	—	2	—	—	(26)
Impairment charges	408	30	—	—	—	—	—	—	—	438
Depreciation and amortization	17,525	6,814	2,878	2,319	5,197	1,615	7,403	—	—	38,554
Interest expense	179	1	73	—	73	—	28,821	—	—	29,074
Investment income	(2)	(13)	(74)	—	(74)	—	(1,385)	—	—	(1,474)

	545,569	259,765	232,098	52,542	284,640	51,848	79,047	108	(52,884)	1,168,093

Income from continuing operations before income taxes	$61,035	$5,082	$17,549	$17,235	$34,784	$1,191	$(79,047)	$(108)	$—	22,937

Provision for income taxes										9,208

Income from continuing operations										$13,729

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$5,593	$4,259	$464	$45	$509	$339	$6,730	$—	$—	$17,430
Development	5,079	7	—	—	—	—	—	—	—	5,086

	$10,672	$4,266	$464	$45	$509	$339	$6,730	$—	$—	$22,516

(a)	Includes litigation costs of $4.6 million.
(b)	Includes severance and other costs related to restructuring activities of $4.9 million (nursing center division—$3.2 million, rehabilitation division—$0.3 million (skilled nursing rehabilitation services - $0.2 million and hospital rehabilitation services—$0.1 million), care management division—$0.8 million and corporate—$0.6 million).
(c)	Includes lease cancellation charges of $0.3 million incurred in connection with restructuring activities.
(d)	Includes $56.6 million of charges associated with debt refinancing.
(e)	Includes $1.4 million of charges associated with debt refinancing.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Six months ended June 30, 2014
		Nursing	Rehabilitation division			Care
	Hospital	center	Skilled nursing	Hospital		management	Corporate	Transaction
	division (a)	division (b,c)	services (b)	services (b)	Total	division (b)	(b,d)	costs	Eliminations	Consolidated
Revenues	$1,278,614	$558,157	$508,244	$149,288	$657,532	$175,690	$—	$—	$(107,287)	$2,562,706

Salaries, wages and benefits	545,928	256,395	448,514	100,302	548,816	135,493	57,651	339	(489)	1,544,133
Supplies	133,677	21,328	1,416	67	1,483	5,932	362	—	—	162,782
Rent	105,661	47,808	2,156	73	2,229	4,433	1,126	—	—	161,257
Other operating expenses	320,814	205,426	19,995	9,004	28,999	22,500	35,241	4,840	(106,798)	511,022
Other (income) expense	(78)	(343)	9	11	20	3	10	—	—	(388)
Depreciation and amortization	33,993	15,228	5,580	5,052	10,632	4,264	14,662	—	—	78,779
Interest expense	372	12	109	—	109	22	105,814	—	—	106,329
Investment income	(18)	(21)	(284)	—	(284)	(1)	(2,308)	—	—	(2,632)

	1,140,349	545,833	477,495	114,509	592,004	172,646	212,558	5,179	(107,287)	2,561,282

Income from continuing operations before income taxes	$138,265	$12,324	$30,749	$34,779	$65,528	$3,044	$(212,558)	$(5,179)	$—	1,424

Provision for income taxes										503

Income from continuing operations										$921

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$16,627	$10,218	$1,442	$100	$1,542	$476	$17,299	$—	$—	$46,162
Development	562	561	—	—	—	—	—	—	—	1,123

	$17,189	$10,779	$1,442	$100	$1,542	$476	$17,299	$—	$—	$47,285

	Six months ended June 30, 2013
		Nursing	Rehabilitation division			Care
	Hospital	center	Skilled nursing	Hospital		management	Corporate	Transaction
	division (e)	division (e)	services (e)	services (e)	Total	division (e)	(e,f)	costs	Eliminations	Consolidated
Revenues	$1,264,418	$535,052	$508,397	$144,300	$652,697	$104,660	$—	$—	$(106,363)	$2,450,464

Salaries, wages and benefits	551,019	258,425	454,718	98,656	553,374	80,044	54,930	—	(308)	1,497,484
Supplies	132,883	25,282	1,596	62	1,658	4,563	363	—	—	164,749
Rent	99,803	47,980	2,432	36	2,468	2,341	1,251	—	—	153,843
Other operating expenses	303,582	186,838	17,182	7,849	25,031	13,306	34,902	1,052	(106,055)	458,656
Other (income) expense	75	(656)	39	28	67	—	(521)	—	—	(1,035)
Impairment charges	584	41	—	—	—	—	—	—	—	625
Depreciation and amortization	37,247	14,155	5,990	4,650	10,640	3,141	14,969	—	—	80,152
Interest expense	361	6	169	—	169	—	56,697	—	—	57,233
Investment income	(6)	(21)	(102)	—	(102)	—	(1,430)	—	—	(1,559)

	1,125,548	532,050	482,024	111,281	593,305	103,395	161,161	1,052	(106,363)	2,410,148

Income from continuing operations before income taxes	$138,870	$3,002	$26,373	$33,019	$59,392	$1,265	$(161,161)	$(1,052)	$—	40,316

Provision for income taxes										15,713

Income from continuing operations										$24,603

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$15,864	$10,078	$1,069	$77	$1,146	$534	$12,178	$—	$—	$39,800
Development	7,467	7	—	—	—	—	—	—	—	7,474

	$23,331	$10,085	$1,069	$77	$1,146	$534	$12,178	$—	$—	$47,274

(a)	Includes litigation costs of $4.6 million.
(b)	Includes severance and other costs related to restructuring activities of $4.9 million (nursing center division - $3.2 million, rehabilitation division - $0.3 million (skilled nursing rehabilitation services - $0.2 million and hospital rehabilitation services - $0.1 million), care management division - $0.8 million and corporate - $0.6 million).
(c)	Includes lease cancellation charges of $0.3 million incurred in connection with restructuring activities.
(d)	Includes $56.6 million of charges associated with debt refinancing.
(e)	Includes one-time bonus costs of $19.8 million (hospital division - $7.8 million, nursing center division - $4.6 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), care management division - $0.8 million and corporate - $0.3 million).
(f)	Includes $1.4 million of charges associated with debt refinancing.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	97	97	97	97	97	97
Inpatient rehabilitation	5	5	5	5	5	5

	102	102	102	102	102	102

Number of licensed beds:
Transitional care	7,059	7,059	7,073	7,105	7,145	7,145
Inpatient rehabilitation	215	215	215	215	215	215

	7,274	7,274	7,288	7,320	7,360	7,360

Revenue mix %:
Medicare	62.5	60.7	59.1	59.3	60.2	58.9
Medicaid	5.4	5.9	6.9	6.2	6.5	6.6
Medicare Advantage	10.2	11.1	11.1	11.7	11.2	11.0
Medicaid Managed	1.9	1.9	2.0	1.9	2.3	2.9
Commercial insurance and other	20.0	20.4	20.9	20.9	19.8	20.6
Admissions:
Medicare	10,274	9,432	9,010	9,255	9,858	9,410
Medicaid	685	744	788	712	835	914
Medicare Advantage	1,519	1,474	1,422	1,450	1,515	1,449
Medicaid Managed	209	208	225	252	317	381
Commercial insurance and other	1,951	1,869	1,874	1,818	2,107	2,055

	14,638	13,727	13,319	13,487	14,632	14,209

Admissions mix %:
Medicare	70.2	68.7	67.6	68.6	67.4	66.2
Medicaid	4.7	5.4	5.9	5.3	5.7	6.4
Medicare Advantage	10.4	10.8	10.7	10.7	10.3	10.2
Medicaid Managed	1.4	1.5	1.7	1.9	2.2	2.7
Commercial insurance and other	13.3	13.6	14.1	13.5	14.4	14.5
Patient days:
Medicare	252,195	234,490	223,639	226,662	239,759	230,122
Medicaid	28,765	30,425	31,569	29,799	32,909	32,821
Medicare Advantage	43,016	43,040	41,842	43,784	44,979	44,094
Medicaid Managed	8,808	8,342	8,264	8,238	10,733	13,247
Commercial insurance and other	63,227	57,091	59,575	57,334	62,858	61,892

	396,011	373,388	364,889	365,817	391,238	382,176

Average length of stay:
Medicare	24.5	24.9	24.8	24.5	24.3	24.5
Medicaid	42.0	40.9	40.1	41.9	39.4	35.9
Medicare Advantage	28.3	29.2	29.4	30.2	29.7	30.4
Medicaid Managed	42.1	40.1	36.7	32.7	33.9	34.8
Commercial insurance and other	32.4	30.5	31.8	31.5	29.8	30.1
Weighted average	27.1	27.2	27.4	27.1	26.7	26.9

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data (continued):
Revenues per admission:
Medicare	$40,051	$39,004	$38,993	$38,869	$39,482	$39,559
Medicaid	51,450	48,221	51,934	52,635	50,201	45,392
Medicare Advantage	44,326	45,709	46,429	49,051	47,739	48,067
Medicaid Managed	58,770	55,496	52,771	46,112	47,781	48,953
Commercial insurance and other	67,389	66,306	66,170	69,876	60,679	63,315
Weighted average	44,939	44,190	44,609	45,006	44,181	44,490
Revenues per patient day:
Medicare	$1,632	$1,569	$1,571	$1,587	$1,623	$1,618
Medicaid	1,225	1,179	1,296	1,258	1,274	1,264
Medicare Advantage	1,565	1,565	1,578	1,624	1,608	1,580
Medicaid Managed	1,395	1,384	1,437	1,411	1,411	1,408
Commercial insurance and other	2,079	2,171	2,081	2,216	2,034	2,102
Weighted average	1,661	1,625	1,628	1,659	1,652	1,654
Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.16	1.17	1.18
Average daily census	4,400	4,103	3,966	3,976	4,347	4,200
Occupancy %	68.3	63.5	61.1	61.4	67.4	64.9
Annualized employee turnover %	22.1	21.7	21.4	21.3	20.7	20.8
Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	94	94	94	94	94	94
Managed	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6

	104	104	104	104	104	104

Number of licensed beds:
Nursing centers:
Owned or leased	11,921	11,921	11,921	11,921	11,921	11,909
Managed	485	485	485	485	485	485
Assisted living facilities	341	341	341	341	341	341

	12,747	12,747	12,747	12,747	12,747	12,735

Revenue mix %:
Medicare	35.0	34.0	33.1	32.1	32.0	31.8
Medicaid	35.7	36.4	38.8	39.8	40.4	39.7
Medicare Advantage	8.2	8.3	7.3	7.8	8.6	8.1
Medicaid Managed	3.4	3.5	3.5	3.5	3.2	3.6
Private and other	17.7	17.8	17.3	16.8	15.8	16.8

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center division data (continued):
Patient days (a):
Medicare	167,391	158,780	154,562	148,179	148,957	149,385
Medicaid	505,962	506,025	515,789	522,071	516,487	506,917
Medicare Advantage	51,695	51,337	45,338	48,537	54,404	51,355
Medicaid Managed	52,500	52,532	53,740	53,100	49,857	55,997
Private and other	163,641	163,167	162,506	159,518	152,807	155,530

	941,189	931,841	931,935	931,405	922,512	919,184

Patient day mix % (a):
Medicare	17.8	17.0	16.6	15.9	16.1	16.3
Medicaid	53.7	54.3	55.3	56.1	56.0	55.1
Medicare Advantage	5.5	5.5	4.9	5.2	5.9	5.6
Medicaid Managed	5.6	5.7	5.8	5.7	5.4	6.1
Private and other	17.4	17.5	17.4	17.1	16.6	16.9
Revenues per patient day (a):
Medicare Part A	$528	$527	$527	$542	$552	$551
Total Medicare (including Part B)	565	567	569	586	597	597
Medicaid	191	190	200	206	217	220
Medicaid (net of provider taxes) (b)	168	168	178	184	195	197
Medicare Advantage	427	430	428	435	441	442
Medicaid Managed	177	177	175	177	178	180
Private and other	292	289	283	284	288	302
Weighted average	287	284	285	290	301	305
Average daily census (a)	10,458	10,240	10,130	10,124	10,250	10,101
Admissions (a)	10,806	10,066	9,824	9,842	10,252	10,170
Occupancy % (a)	83.3	81.5	80.5	80.2	81.2	80.2
Medicare average length of stay (a)	30.4	31.1	31.8	31.5	29.8	29.7
Annualized employee turnover %	41.3	44.0	44.3	42.8	39.4	40.7
Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	11	11	11	12	12	12
Non-affiliated	89	89	89	88	88	88
Sites of service (at end of period)	1,729	1,713	1,768	1,806	1,851	1,863
Revenue per site	$149,653	$145,736	$138,762	$134,707	$137,361	$136,333
Therapist productivity %	81.1	80.4	79.8	79.5	80.0	79.8
Hospital rehabilitation services:
Revenue mix %:
Company-operated	32	33	33	30	31	30
Non-affiliated	68	67	67	70	69	70
Sites of service (at end of period):
Inpatient rehabilitation units	103	103	99	104	105	104
LTAC hospitals	123	123	122	121	121	118
Sub-acute units	8	8	7	10	10	9
Outpatient units	98	104	104	144	143	143

	332	338	332	379	379	374

Revenue per site	$224,466	$206,441	$205,711	$195,296	$195,157	$201,400
Annualized employee turnover %	10.4	13.2	14.0	13.7	12.5	14.7

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$(25,893)	$(25,893)	$13,613	$13,613	$(8,436)	$(8,436)	$24,020	$24,020
Allocation to participating unvested restricted stockholders	—	—	(449)	(449)	—	—	(736)	(736)

Available to common stockholders	$(25,893)	$(25,893)	$13,164	$13,164	$(8,436)	$(8,436)	$23,284	$23,284

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(7,900)	$(7,900)	$(1,016)	$(1,016)	$(14,331)	$(14,331)	$(6,341)	$(6,341)
Allocation to participating unvested restricted stockholders	—	—	34	34	—	—	194	194

Available to common stockholders	$(7,900)	$(7,900)	$(982)	$(982)	$(14,331)	$(14,331)	$(6,147)	$(6,147)

Loss on divestiture of operations:
As reported in Statement of Operations	$(2,018)	$(2,018)	$(10,852)	$(10,852)	$(5,024)	$(5,024)	$(12,877)	$(12,877)
Allocation to participating unvested restricted stockholders	—	—	358	358	—	—	395	395

Available to common stockholders	$(2,018)	$(2,018)	$(10,494)	$(10,494)	$(5,024)	$(5,024)	$(12,482)	$(12,482)

Loss from discontinued operations:
As reported in Statement of Operations	$(9,918)	$(9,918)	$(11,868)	$(11,868)	$(19,355)	$(19,355)	$(19,218)	$(19,218)
Allocation to participating unvested restricted stockholders	—	—	392	392	—	—	589	589

Available to common stockholders	$(9,918)	$(9,918)	$(11,476)	$(11,476)	$(19,355)	$(19,355)	$(18,629)	$(18,629)

Net income (loss):
As reported in Statement of Operations	$(35,811)	$(35,811)	$1,745	$1,745	$(27,791)	$(27,791)	$4,802	$4,802
Allocation to participating unvested restricted stockholders	—	—	(57)	(57)	—	—	(147)	(147)

Available to common stockholders	$(35,811)	$(35,811)	$1,688	$1,688	$(27,791)	$(27,791)	$4,655	$4,655

Shares used in the computation:
Weighted average shares outstanding - basic computation	53,714	53,714	52,265	52,265	53,180	53,180	52,164	52,164

Dilutive effect of employee stock options		—		19		—		20

Adjusted weighted average shares outstanding - diluted computation		53,714		52,284		53,180		52,184

Earnings (loss) per common share:
Income (loss) from continuing operations	$(0.48)	$(0.48)	$0.25	$0.25	$(0.16)	$(0.16)	$0.45	$0.45
Discontinued operations:
Loss from operations	(0.15)	(0.15)	(0.02)	(0.02)	(0.27)	(0.27)	(0.12)	(0.12)
Loss on divestiture of operations	(0.04)	(0.04)	(0.20)	(0.20)	(0.09)	(0.09)	(0.24)	(0.24)

Loss from discontinued operations	(0.19)	(0.19)	(0.22)	(0.22)	(0.36)	(0.36)	(0.36)	(0.36)

Net income (loss)	$(0.67)	$(0.67)	$0.03	$0.03	$(0.52)	$(0.52)	$0.09	$0.09

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. However, because the Company reported a loss from continuing operations for the three months and six months ended June 30, 2014, there was no allocation to participating unvested restricted stockholders for these periods.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and six months ended June 30, 2014 and 2013 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 37.1% and 36.9% for the three months ended June 30, 2014 and 2013, respectively, and 37.1% and 40.3% for the six months ended June 30, 2014 and 2013, respectively.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and six months ended June 30, 2014 and 2013 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Detail of charges:
One-time bonus costs	$—	$—	$—	($19,842)
Severance and other restructuring costs	(4,950)	—	(4,950)	—
Litigation costs	(4,600)	—	(4,600)	—
Transaction costs	(4,496)	(108)	(5,179)	(1,052)
Lease cancellation charges (rent expense)	(247)	—	(247)	—
Debt refinancing charges (interest expense)	(56,643)	(1,365)	(56,643)	(1,365)

	(70,936)	(1,473)	(71,619)	(22,259)
Income tax benefit	26,295	544	26,545	8,961

Charges net of income taxes	(44,641)	(929)	(45,074)	(13,298)
Allocation to participating unvested restricted stockholders	—	31	—	407

Available to common stockholders	($44,641)	($898)	($45,074)	($12,891)

Weighted average diluted shares outstanding	53,714	52,284	53,180	52,184

Diluted loss per common share related to charges	($0.83)	($0.02)	($0.85)	($0.25)

Reconciliation of operating income before charges:
Operating income before charges	$177,631	$166,523	$359,886	$350,879
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	—	(19,842)
Severance and other restructuring costs	(4,950)	—	(4,950)	—
Litigation costs	(4,600)	—	(4,600)	—
Transaction costs	(4,496)	(108)	(5,179)	(1,052)

	(14,046)	(108)	(14,729)	(20,894)

Reported operating income	$163,585	$166,415	$345,157	$329,985

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$18,748	$14,542	$36,638	$37,318
Charges net of income taxes	(44,641)	(929)	(45,074)	(13,298)

Reported income (loss) from continuing operations	($25,893)	$13,613	($8,436)	$24,020

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.34	$0.27	$0.67	$0.70
Charges net of income taxes	(0.83)	(0.02)	(0.85)	(0.25)
Other	0.01	—	0.02	—

Reported diluted income (loss) per common share from continuing operations	($0.48)	$0.25	($0.16)	$0.45

Weighted average diluted shares used to compute income per common share from continuing operations before charges	53,792	52,284	53,255	52,184

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	35.9%	40.0%	37.0%	39.4%
Impact of charges on effective income tax rate	2.4%	0.1%	-1.7%	-0.4%

Reported effective income tax rate	38.3%	40.1%	35.3%	39.0%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.6 million and $0.5 million for the three months ended June 30, 2014 and 2013, respectively, and $1.1 million for both the six months ended June 30, 2014 and 2013, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended June 30, 2014
		Charges
		Severance
	Before	and other		Debt	Transaction		As
	charges	restructuring	Litigation	refinancing	costs	Total	reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$137,478	$—	$(4,600)	$—	$—	$(4,600)	$132,878
Nursing center division	40,085	(3,205)	—	—	—	(3,205)	36,880
Rehabilitation division:
Skilled nursing rehabilitation services	20,158	(176)	—	—	—	(176)	19,982
Hospital rehabilitation services	20,254	(170)	—	—	—	(170)	20,084

	40,412	(346)	—	—	—	(346)	40,066

Care management division	7,908	(843)	—	—	—	(843)	7,065
Corporate:
Overhead	(47,809)	(556)	—	—	—	(556)	(48,365)
Insurance subsidiary	(443)	—	—	—	—	—	(443)

	(48,252)	(556)	—	—	—	(556)	(48,808)
Transaction costs	—	—	—	—	(4,496)	(4,496)	(4,496)

Operating income	177,631	(4,950)	(4,600)	—	(4,496)	(14,046)	163,585
Rent	(79,962)	(247)	—	—	—	(247)	(80,209)
Depreciation and amortization	(39,442)	—	—	—	—	—	(39,442)
Interest, net	(21,438)	—	—	(56,643)	—	(56,643)	(78,081)

Income (loss) from continuing operations before income taxes	36,789	(5,197)	(4,600)	(56,643)	(4,496)	(70,936)	(34,147)
Provision (benefit) for income taxes	13,213	(1,985)	(1,757)	(21,639)	(914)	(26,295)	(13,082)

	$23,576	$(3,212)	$(2,843)	$(35,004)	$(3,582)	$(44,641)	$(21,065)

	Three months ended June 30, 2013
		Charges
	Before	Debt	Transaction		As
	charges	refinancing	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$129,366	$—	$—	$—	$129,366
Nursing center division	36,018	—	—	—	36,018
Rehabilitation division:
Skilled nursing rehabilitation services	21,623	—	—	—	21,623
Hospital rehabilitation services	19,573	—	—	—	19,573

	41,196	—	—	—	41,196

Care management division	3,961	—	—	—	3,961
Corporate:
Overhead	(43,196)	—	—	—	(43,196)
Insurance subsidiary	(384)	—	—	—	(384)

	(43,580)	—	—	—	(43,580)
Impairment charges	(438)	—	—	—	(438)
Transaction costs	—	—	(108)	(108)	(108)

Operating income	166,523	—	(108)	(108)	166,415
Rent	(77,324)	—	—	—	(77,324)
Depreciation and amortization	(38,554)	—	—	—	(38,554)
Interest, net	(26,235)	(1,365)	—	(1,365)	(27,600)

Income from continuing operations before income taxes	24,410	(1,365)	(108)	(1,473)	22,937
Provision for income taxes	9,752	(504)	(40)	(544)	9,208

	$14,658	$(861)	$(68)	$(929)	$13,729

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Six months ended June 30, 2014
		Charges
		Severance
	Before	and other		Debt	Transaction		As
	charges	restructuring	Litigation	refinancing	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$282,873	$—	$(4,600)	$—	$—	$(4,600)	$278,273
Nursing center division	78,556	(3,205)	—	—	—	(3,205)	75,351
Rehabilitation division:
Skilled nursing rehabilitation services	38,486	(176)	—	—	—	(176)	38,310
Hospital rehabilitation services	40,074	(170)	—	—	—	(170)	39,904

	78,560	(346)	—	—	—	(346)	78,214

Care management division	12,605	(843)	—	—	—	(843)	11,762
Corporate:
Overhead	(91,859)	(556)	—	—	—	(556)	(92,415)
Insurance subsidiary	(849)	—	—	—	—	—	(849)

	(92,708)	(556)	—	—	—	(556)	(93,264)
Transaction costs	—	—	—	—	(5,179)	(5,179)	(5,179)

Operating income	359,886	(4,950)	(4,600)	—	(5,179)	(14,729)	345,157
Rent	(161,010)	(247)	—	—	—	(247)	(161,257)
Depreciation and amortization	(78,779)	—	—	—	—	—	(78,779)
Interest, net	(47,054)	—	—	(56,643)	—	(56,643)	(103,697)

Income from continuing operations before income taxes	73,043	(5,197)	(4,600)	(56,643)	(5,179)	(71,619)	1,424
Provision for income taxes	27,048	(1,988)	(1,760)	(21,669)	(1,128)	(26,545)	503

	$45,995	$(3,209)	$(2,840)	$(34,974)	$(4,051)	$(45,074)	$921

	Six months ended June 30, 2013
		Charges
	Before	One-time	Debt	Transaction		As
	charges	bonus	refinancing	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$284,622	$(7,763)	$—	$—	$(7,763)	$276,859
Nursing center division	69,787	(4,624)	—	—	(4,624)	65,163
Rehabilitation division:
Skilled nursing rehabilitation services	39,914	(5,052)	—	—	(5,052)	34,862
Hospital rehabilitation services	38,960	(1,255)	—	—	(1,255)	37,705

	78,874	(6,307)	—	—	(6,307)	72,567

Care management division	7,580	(833)	—	—	(833)	6,747
Corporate:
Overhead	(88,466)	(315)	—	—	(315)	(88,781)
Insurance subsidiary	(893)	—	—	—	—	(893)

	(89,359)	(315)	—	—	(315)	(89,674)
Impairment charges	(625)	—	—	—	—	(625)
Transaction costs	—	—	—	(1,052)	(1,052)	(1,052)

Operating income	350,879	(19,842)	—	(1,052)	(20,894)	329,985
Rent	(153,843)	—	—		—	(153,843)
Depreciation and amortization	(80,152)	—	—	—	—	(80,152)
Interest, net	(54,309)	—	(1,365)	—	(1,365)	(55,674)

Income from continuing operations before income taxes	62,575	(19,842)	(1,365)	(1,052)	(22,259)	40,316
Provision for income taxes	24,674	(7,988)	(550)	(423)	(8,961)	15,713

	$37,901	$(11,854)	$(815)	$(629)	$(13,298)	$24,603

- MORE -

Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 26.9% and 27.6% for the three months ended June 30, 2014 and 2013, respectively, and 30.8% and 37.4% for the six months ended June 30, 2014 and 2013, respectively.

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of net cash flows provided by (used in) operating activities to free cash flows:
Net cash flows provided by (used in) operating activities	($49,963)	$53,634	($65,717)	$78,467
Less:
Routine capital expenditures	(24,485)	(17,430)	(46,162)	(39,800)
Development capital expenditures	(372)	(5,086)	(1,123)	(7,474)

	(24,857)	(22,516)	(47,285)	(47,274)

Free cash flows including certain items	(74,820)	31,118	(113,002)	31,193
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by (used in) operating activities:
Litigation	700	—	25,850	—
One-time employee bonus	—	—	—	26,345
Capitalized lender fees related to debt refinancing	19,125	1,600	19,125	1,600
Other debt refinancing costs (expensed)	40,373	—	40,373	—
Severance, retirement and retention	2,929	2,545	5,378	3,608
Transaction costs	2,438	1,074	4,176	2,188

	65,565	5,219	94,902	33,741
Benefit of reduced income tax payments resulting from certain payments	(17,664)	(1,441)	(29,208)	(12,636)

	47,901	3,778	65,694	21,105

Free cash flows excluding certain items	($26,919)	$34,896	($47,308)	$52,298

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Kindred Healthcare Announces Second Quarter 2014 Results

August 6, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2014—Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of August 6, 2014		As of June 16, 2014
	Low	High	Low	High
Operating income	$707	$724	$715	$732

Rent	330	330	335	335
Depreciation and amortization	161	161	163	163
Interest, net	98	98	98	98

Income from continuing operations before income taxes	118	135	119	136
Provision for income taxes	45	52	46	53

Income from continuing operations	73	83	73	83
Earnings attributable to noncontrolling interests	(15)	(15)	(15)	(15)

Income from continuing operations attributable to the Company	58	68	58	68
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$56	$66	$56	$66

Earnings per diluted share	$0.96	$1.14	$1.05	$1.25
Shares used in computing earnings per diluted share	58.3	58.3	53.2	53.2

(a)	The earnings guidance excludes the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, litigation costs, transaction costs, any further acquisitions or divestitures, any impairment charges, and any repurchases of common stock.

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